Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ERHC Energy Inc. (the “Company”) on Form 10-Q for the six months ending March 31, 2005 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Cosmas Okpala, Chief Financial Officer of the Company, hereby certify, to my knowledge, that pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1. the Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Cosmas (Ike) Okpala	May 10, 2005
Cosmas (Ike) Okpala
Chief Financial Officer
(Principal Accounting Officer)